Exhibit 10.32

Execution copy
SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) dated as of October 3, 2024 (the “Effective Date”), is entered into by and between 201 BURLINGTON ROAD OWNER, LLC (“Landlord”) and LANTHEUS MEDICAL IMAGING, INC.
(“Tenant”).
BACKGROUND
A.Landlord and Tenant are parties to a lease dated February 14, 2022 (the “Original Lease”) for premises consisting of approximately 46,526 rentable square feet of floor area on the 1st, 2nd, and 3rd floors in the south portion of the building (the “Existing Premises”) located on the parcel of land described in Exhibit A to the Lease (such parcel of land, the “Property”) and commonly known as 201 Burlington Road, Bedford, Massachusetts (the “Building”). The south portion of the Building is known as the “South Building.”
B.Landlord and Tenant are also parties to a First Amendment to Lease dated as of May 4, 2023 (the “First Amendment”) for additional premises consisting of approximately 41,655 rentable square feet on the first floor of the north portion of the Building, substantially as shown on Exhibit A attached to the First Amendment (the “Expansion Premises”). The north portion of the Building is known as the “North Building.”
C.The Original Lease and the First Amendment are sometimes collectively referred to in this Second Amendment as the “Lease”.
D.Pursuant to letter to Landlord dated May 23, 2024, Tenant has exercised its right of first offer to lease approximately 43,442 rentable square feet on the 2nd floor of the North Building, substantially as depicted on Exhibit A attached hereto and incorporated herein (the “ROFO Premises”).
E.Landlord and Tenant now intend to modify the First Amendment and the Lease to reflect the inclusion of the ROFO Premises as set forth hereinbelow.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual undertakings set forth below, Landlord and Tenant hereby agree as follows:
1.Recitals; Undefined Terms. The background recitals set forth above are incorporated as if fully set forth herein. Capitalized terms used herein without definition shall have the meanings given to them in the Lease and the First Amendment, as applicable.
2.ROFO Premises. As of November 1, 2026 (the “ROFO Premises Commencement Date”), the Premises shall be enlarged by the inclusion of the ROFO Premises. The ROFO Premises are leased to Tenant for a term commencing on the ROFO Premises Commencement Date and running co-terminously with the current Term of the Lease, expiring on February 29, 2040 (i.e., the redefined Expiration Date). The ROFO Premises shall be delivered to Tenant in “as-is” condition, broom clean, free and clear of all prior leases, tenants, occupants and their fixtures and personal property, including their exterior signs. The ROFO Premises are leased to Tenant on all the terms and conditions contained in the Lease and the First Amendment, except as hereby amended, without any representation or warranty by Landlord as to their suitability for Tenant’s use and occupancy, and without any requirement for Landlord to construct or prepare the ROFO Premises for Tenant’s use. Notwithstanding the foregoing, Landlord represents, warrants, and covenants to Tenant that the structural portions of the ROFO Premises, including, but not limited to, mechanical, electrical, plumbing, and fire and life safety systems and equipment will be in good working order and in compliance with all applicable laws in effect and as interpreted on the ROFO Premises Commencement Date. Tenant shall be responsible, at Tenant’s expense, for all work that is necessary or desirable by Tenant to prepare the ROFO Premises for Tenant’s use (“Tenant’s Work”). Tenant’s Work shall be done pursuant to plans and specifications approved in advance by Landlord and in compliance with all applicable terms and conditions of the Lease, including but not limited to Section 6.2.5 thereof. As of the ROFO Premises Commencement Date, the Premises under the Lease shall consist of approximately 131,623 rentable square feet in total comprised of the Existing Premises, the Expansion Premises and the ROFO Premises, and thereafter all references to the Premises under the Lease shall mean the Existing Premises, the Expansion Premises and the ROFO Premises altogether unless the context requires otherwise.
3.ROFO Premises Fixed Rent. Tenant’s obligation to pay (a) Fixed Rent for the ROFO Premises (the “ROFO Premises Fixed Rent”) and (b) Additional Rent on account of Operating Costs and Taxes for the ROFO Premises shall commence on September 1, 2027 (i.e., ten (10) months from the ROFO Premises Commencement Date – referred to herein as the “ROFO Premises Rent Commencement Date”). Commencing on the ROFO Premises Rent Commencement Date, Tenant shall pay to Landlord Fixed Rent on a net basis for the ROFO Premises at the same time and in the same manner set forth in Section 4.1 of the Lease, at the Annual Fixed Rent Rate and the Monthly Fixed Rent Rate for the ROFO Premises as set forth in the ROFO Premises Fixed Rent Schedule attached hereto as Exhibit B and incorporated herein by reference.
4.Delays. In the event that the ROFO Premises Commencement Date has not occurred by January 1, 2027, then Tenant shall be entitled to an abatement of the ROFO Premises Fixed Rent in accordance with the provisions of Section 10 of Exhibit B to the First Amendment, except that when implementing the provisions of said Section 10, (a) the term “Tenant Improvement Access Date” shall be deemed to mean the ROFO Premises Commencement Date in each instance it appears, (b) the First Outside Date shall be January 1, 2027, and (c) the term “Expansion Premises Rent Commencement Date” shall be deemed to mean the ROFO Premises Rent Commencement Date in each instance it appears.
5.ROFO Premises Allowance. Landlord shall provide a tenant improvement allowance of Twenty Dollars ($20.00) per rentable square foot of the ROFO Premises (i.e., up to $868,840.00) based on 43,442 rentable square feet of the ROFO Premises (the “ROFO Premises Allowance”) to be used for Tenant’s Work in the ROFO Premises. The ROFO Premises Allowance shall be used by Tenant, at its election, for hard and soft construction costs in connection with the Tenant’s Work, including consultant, architectural and engineering fees and equipment costs related to the ROFO Premises. All costs of Tenant’s Work in excess of the ROFO Premises Allowance shall be paid for entirely by Tenant at its sole cost and expense. The ROFO Premises Allowance shall be payable to Tenant upon written requisition (“Draw Request”) in installments as Tenant’s Work progresses, but in no event more frequently than once during any thirty (30) day period. Landlord shall withhold from each Draw Request a retainage equal to ten percent (10%) of each Draw Request. The aggregate sum of the amounts so held back is referred to as the “Retainage Amount”. The amount of each installment of the ROFO Premises Allowance payable to Tenant pursuant to any such Draw Request shall be an amount equal to the actual costs paid by Tenant for completed portions of the Tenant Work referenced in such Draw Request, less the applicable retainage. The ROFO Premises Allowance shall be disbursed to Tenant within thirty (30) days after Landlord’s receipt of a Draw Request and all of the documentation listed in clauses (i), (ii), (iii), (v) and (vi) under Section 5(a) of Exhibit B of the First Amendment (intentionally excluding clause (iv) thereof), to Landlord’s reasonable satisfaction. Landlord shall disburse the final installment of the ROFO Premises Allowance in accordance with the terms and conditions set forth in Section 5(b) of Exhibit B of the First Amendment. In application of the foregoing, the phrase “Expansion Premises Allowance” used in said Section 5(b) of Exhibit B shall be deemed to mean the ROFO Premises Allowance in each instance it appears, and the date “October 31, 2025” shall be deemed to mean December 31, 2027 (the “Allowance Sunset Date”). If Landlord fails to deliver the ROFO Premises to Tenant by November 1, 2026, for any reason other than the occurrence of a Force Majeure event, the Allowance Sunset Date shall be extended by the number of days in the period beginning on November 1, 2026, and ending on the day before Landlord’s delivery of the ROFO Premises to Tenant. If Landlord fails to pay any of the ROFO Premises Allowance despite Tenant having provided all required information and having satisfied all conditions precedent to disbursement, then Tenant shall have the right to offset the unpaid amounts in the manner set forth in Section 5(d) of Exhibit B of the First Amendment, replacing “Expansion Premises Allowance” with “ROFO Premises Allowance” and “Expansion Premises Fixed Rent” with “ROFO Premises Fixed Rent”.
6.Guarantor. Tenant’s obligations under the Lease are secured by a Guaranty dated February 14, 2022 executed by Lantheus Holdings, Inc. (“Guarantor”). Guarantor joins in the execution of this Second Amendment for the purpose of confirming Guarantor’s consent to the terms, agreements and obligations of Tenant set forth herein.
7.Brokers. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Second Amendments, other than Cushman & Wakefield and CBRE (the “Brokers”), and in the event of any brokerage claims, other than by the Brokers against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claims.
8.Execution. This Second Amendment shall not be valid and binding until executed and delivered by Landlord, and may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Any facsimile, PDF, or other electronic transmittal of original signature versions of this Second Amendment shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document. Execution of this Second Amendment by means of DocuSign is an acceptable form of execution, valid and binding and having the same legal effect as execution with wet ink signatures and shall be treated in all respects as the original document
9.Entire Agreement. This Second Amendment (together with the Original Lease and First Amendment, as applicable) contains the entire agreement of the parties regarding the subject matter hereof. There are no promises, agreements, conditions, undertakings, warranties, or representations, oral or written, express or implied, among them, relating to this subject matter, other than as set forth herein. This Second Amendment shall be construed under the laws of the Commonwealth of Massachusetts and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

Signatures appear on the following page

WITNESS the execution under seal this 3rd day of October, 2024.
LANDLORD:
201 BURLINGTON ROAD OWNER, LLC,
a Delaware limited liability company
By: 201 Burlington Road Venture, LLC, a Delaware limited liability company, its sole member
By: 201 Burlington Road NDC Promote LLC, a Massachusetts limited liability company, its Manager
By: Nordblom JV Manager, Inc., a Massachusetts corporation,
its manager

By: _/s/ Crosby Nordblom
Name: Crosby Nordblom
Title: SVP

By: _/s/ Todd S. Nordblom
Name: Todd S. Nordblom
Title: President

TENANT:

LANTHEUS MEDICAL IMAGING, INC.

By: _/s/ Paul Blanchfield
Name: Paul Blanchfield
Title: President

GUARANTOR:

LANTHEUS HOLDINGS, INC.

By: _/s/ Paul Blanchfield
Name: Paul Blanchfield
Title: President

EXHIBIT A
PLAN SHOWING THE ROFO PREMISES

[***]

A-1

EXHIBIT B
ROFO PREMISES FIXED RENT SCHEDULE

43,442 RSF

PERIOD		FIXED RENT		
START	**END**	**PSF Fixed Rent**	**Monthly Fixed Rent**	**Period Fixed Rent**
11/1/2026	8/31/2027	$0.00	$0.00	$0.00
9/1/2027	8/31/2028	$25.00	$90,504.17	$1,086,050.00
9/1/2028	8/31/2029	$25.75	$93,219.29	$1,118,631.50
9/1/2029	8/31/2030	$26.52	$96,015.87	$1,152,190.45
9/1/2030	8/31/2031	$27.32	$98,896.35	$1,186,756.16
9/1/2031	8/31/2032	$28.14	$101,863.24	$1,222,358.84
9/1/2032	8/31/2033	$28.98	$104,919.13	$1,259,029.61
9/1/2033	8/31/2034	$29.85	$108,066.71	$1,296,800.50
9/1/2034	8/31/2035	$30.75	$111,308.71	$1,335,704.51
9/1/2035	8/31/2036	$31.67	$114,647.97	$1,375,775.65
9/1/2036	8/31/2037	$32.62	$118,087.41	$1,417,048.92
9/1/2037	8/31/2038	$33.60	$121,630.03	$1,459,560.38
9/1/2038	8/31/2039	$34.61	$125,278.93	$1,503,347.20
9/1/2039	Upon Lease Expiration Date	$35.64	$129,037.30	$1,548,447.61

ROFO Premises Commencement Date: 11/1/2026

Free Rent / Construction Period: 10 Months

ROFO Premises Rent Commencement Date: 9/1/2027

ROFO Premises Expiration Date: Lease Expiration Date

B-1